As filed with the Securities and Exchange Commission on May 2, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	43-0903811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Grand Boulevard Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

UMB Financial Corporation Employee Stock Purchase Plan

(Full title of the plan)

Dennis R. Rilinger, Esq.

Divisional Executive Vice President and General Counsel

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

(Name and address of agent for service)

(816) 860-7000

(Telephone number, including area code, of agent for service)

Copy to:

Victoria R. Westerhaus

Stinson Morrison Hecker LLP

1201 Walnut Street

Kansas City, Missouri 64106

(816) 691-2427

Fax: (816) 691-3495

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	300,000 (1)	$48.225 (2)	$14,467,500.00	$1,657.98

(1)	This Registration Statement also relates to such additional and indeterminable number of shares of UMB Financial Corporation common stock, par value $1.00 per share (“Common Stock”), as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock reported on the NASDAQ Global Select Market on May 1, 2012.

EXPLANATORY NOTE

This registration statement is being filed by UMB Financial Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 300,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), issuable under the UMB Financial Corporation Employee Stock Purchase Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to employees or others as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012 (including, if applicable, information specifically incorporated by reference into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement and annual report to stockholders);

(b)	the Registrant’s Current Reports on Form 8-K filed on January 25, 2012, March 15, 2012, April 12, 2012, April 24, 2012 and April 27, 2012; and

(c)	the description of the Registrant’s Common Stock, set forth in the Registrant’s Amendment No. 1 on Form 8 to its General Form for Registration of Securities on Form 10, dated March 5, 1993 (File No. 0-4887), filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents; except that nothing in this registration statement shall be deemed to incorporate by reference herein any information included in (i) any document in response to Items 2.01 or

7.01 of a current report on Form 8-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K, (ii) any other information that is furnished to the Commission under applicable rules of the Commission rather than filed with the Commission, and (iii) exhibits furnished in connection with the information furnished.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Missouri Revised Statutes (RSMo) Section 351.355 (2011) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Article IX, Section 4 of UMB Financial Corporation’s By-Laws provides as follows with respect to the indemnification of directors and officers:

Section 4. Indemnification of Directors and Officers.

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries (a subsidiary is defined as another corporation included in a controlled group of corporations of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

Corporation. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. However, no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, that the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as may otherwise be provided in the Corporation’s By-Laws, any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

4. Except as provided in Section 5, indemnification of anyone under Sections 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred:

a. In an administrative proceeding or action instituted by a bank regulatory agency to the extent that such indemnification would constitute a “prohibited indemnification payment” (as such term is defined under applicable provisions of the Federal Deposit Insurance Act and regulations thereunder, as amended from time to time) except under circumstances specifically permitted by such Act and regulations, or that would otherwise constitute an indemnification payment that is prohibited by applicable provisions of law or regulations, or

b. Unless he or she notifies the Corporation in writing of the threatened, pending or completed action, suit, proceeding or investigation promptly on becoming aware thereof and, before incurring expense of any kind therein or in connection therewith, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent him or her in, and to otherwise counsel him or her in connection with, any such action, suit, proceeding or investigation, or

c. For or with respect to any amount paid to settle a claim asserted or action, suit or proceeding brought or threatened against him or her unless the Corporation’s board of directors (1) approved the amount of such settlement as (A) reasonable and (b) not affecting the institution’s safety and soundness, or (2) could not, by reason of the action, intervention or threat of a court, government agency or instrumentality, act with complete independence and free of circumscription in relation to the subject matter, or

d. For or with respect to any claim made against him or her for an accounting of profits made from the purchase or sale by him or her of securities of the Corporation within the meaning of Section 16b of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any statutory law or common law, or

e. In connection with any action, suit or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation.

6. The right to indemnification of officers and directors shall include the right, to the extent permissible under applicable provisions of law and regulations, to be paid by the Corporation reasonable expenses, including attorney’s fees (but not including any retainers or pre-payments of fees, unless such retainers or pre-payments are approved by the Board), incurred in defending any such action, suit or proceeding, in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only:

a. upon delivery to the Corporation of a written agreement, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal or by the board of directors, that (1) such person is not entitled to be indemnified under this Section or otherwise or (2) that such director or officer is assessed a civil money penalty imposed by a bank regulatory agency, is removed or prohibited from banking or is required under a final order to cease an action or take an affirmative action by a bank regulatory agency, and

b. until such time as the Board of Directors has made a final determination regarding indemnification under paragraph 4 above. If the Board of Directors’ final determination is that indemnification is not proper, then further advancement of expenses, including attorney’s fees, will immediately cease. If however the Board of Directors’ final determination is that indemnification is proper, then indemnification of expenses, including attorney’s fees, will continue.

7. Right of Claimant to Bring Suit.

a. If the claim of an officer or director for indemnification payments due to him/her under the provisions of these By Laws is not paid in full by the Corporation within thirty days after a written claim therefore has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

b. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the By Laws or applicable provisions of law, provided that such insurance shall not provide coverage inconsistent with that permitted by applicable statutes, rules and regulations.

9. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

10. The right to be indemnified or to the reimbursement or advancement of expenses of officers and directors pursuant hereto:

a. is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer,

b. is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and,

c. shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

5.1	Opinion of Stinson Morrison Hecker LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

99.1	UMB Financial Corporation Employee Stock Purchase Plan

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 2, 2012.

UMB FINANCIAL CORPORATION

/s/ J. Mariner Kemper J. Mariner Kemper Chairman of the Board

/s/ Michael D. Hagedorn
Michael D. Hagedorn Chief Financial Officer

/s/ Brian J. Walker Brian J. Walker Senior Vice President, Controller (Chief Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of UMB Financial Corporation, hereby severally constitute and appoint J. Mariner Kemper and Michael D. Hagedorn, and each of them singly, our true and lawful attorneys-in-fact, with full power of substitution and re-substitution, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Date: May 2, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ DAVID R. BRADLEY, JR. David R. Bradley, Jr.	Director	/s/ NANCY K. BUESE Nancy K. Buese	Director

/s/ PETER J. DESILVA Peter J. deSilva	Director, President, and Chief Operating Officer	/s/ TERRENCE P. DUNN Terrence P. Dunn	Director

/s/ KEVIN C. GALLAGHER Kevin C. Gallagher	Director	/s/ GREGORY M. GRAVES Gregory M. Graves	Director

/s/ ALEXANDER C. KEMPER Alexander C. Kemper	Director	/s/ KRIS A. ROBBINS Kris A. Robbins	Director

/s/ THOMAS D. SANDERS Thomas D. Sanders	Director	/s/ L. JOSHUA SOSLAND L. Joshua Sosland	Director

/s/ PAUL UHLMANN III Paul Uhlmann III	Director	/s/ THOMAS J. WOOD III Thomas J. Wood III	Director

		/s/ J. MARINER KEMPER J. Mariner Kemper Attorney-in-Fact for each director	Director, Chairman of the Board

Date: May 2, 2012

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Stinson Morrison Hecker LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

99.1	UMB Financial Corporation Employee Stock Purchase Plan